                                                                                    Exhibit T3A-2

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

WCI STEEL ACQUISITION, INC.

WCI STEEL ACQUISITION, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

An original certificate of Incorporation was filed with the Secretary of State on March 20, 2006 in the name of WCI Steel Acquisition, Inc. WCI Steel Acquisition, Inc. has not received any payment for any of its stock. This Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate of Incorporation”) has been duly approved and adopted by the Corporation in accordance with Sections 141, 241, 245, and 303 of the General Corporation Laws of the State of Delaware by the Board of Directors of the Corporation and pursuant to that certain Noteholders’ Consensual Modified Plan of Reorganization Under Chapter 11 of the Bankruptcy Code confirmed by the Order Confirming Consensual Modified Plan of Reorganization entered by the United States Bankruptcy Court for the Northern District of Ohio, Eastern Division in jointly administered Case No. 05-81439 entered on March 30, 2006, as modified on April 25, 2006, relating to WCI Steel, Inc., an Ohio corporation, as a debtor-in-possession, and all of its direct and indirect subsidiaries and additional debtors-in-possession.

The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

FIRST.  The name of the Corporation is WCI Steel, Inc. (the “Corporation”).

SECOND.  Its Registered Office in the State of Delaware is to be located at 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, 19904. The Registered Agent in charge thereof is National Registered Agents, Inc.

THIRD.  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).

FOURTH.

(A)   The total number of shares of stock which the Corporation is authorized to issue is fifty million (50,000,000) shares, consisting of (i) thirty-five million (35,000,000) shares of Common Stock, par value of $0.0001 per share (the “Common Stock”), and (ii) fifteen million (15,000,000) shares of Class A Preferred Stock, par value $0.0001 per share (the “Class A Preferred Stock”).

(B)   The Corporation shall from time to time and in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion in full of all of then outstanding shares of Class A Preferred Stock.

(C)   The relative voting powers, designations, preferences, rights and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, granted to or imposed upon the Class A Preferred Stock and the Common Stock are as follows:

Section 1.  Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this Certificate of Incorporation, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural):

“Acceptance Notice” shall have the meaning set forth in Subsection 4(a)(iii) of this Section C.

“Anti-Dilution Provisions” shall have the meaning set forth in Subsection 5(h)(i)(B) of this Section C.

“Board of Directors” shall mean the board of directors of the Corporation.

“Business Day” shall mean a day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in The City of New York.

“Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting and/or nonvoting) of such Person’s capital stock, whether outstanding on the Initial Issue Date or issued after the Initial Issue Date, and any and all options, warrants or other rights exercisable or exchangeable for or convertible into, or otherwise entitling the holder thereof to purchase or receive, such capital stock.

“Common Stock Equivalents” shall mean securities, evidence of indebtedness, shares or options, warrants or other rights, directly or indirectly exercisable or exchangeable for or convertible into, or otherwise entitling the holder thereof to purchase or receive Common Stock.

“Company Purchase Price” shall have the meaning set forth in Subsection 4(a)(i) of this Section C.

“Consummation Date” shall have the meaning set forth in Subsection 4(a)(i) of this Section C.

“Conversion Date” shall have the meaning set forth in Subsection 5(c) of this Section C.

“Conversion Price” shall mean ten dollars ($10.00), as adjusted from time to time pursuant to Subsection 5(g) of this Section C.

“Conversion Rate” shall mean, as of any date of determination, the number of shares of Common Stock issuable upon conversion of one share of Class A Preferred Stock, determined by multiplying 1.2 and the quotient obtained when (i) the sum of (A) the Invested

Amount per share of Class A Preferred Stock plus (B) accrued and unpaid dividends thereon is divided by (ii) the Conversion Price then in effect.

“Current Market Price” shall mean, as of any date of determination: (a) if the Common Stock is not registered under the Exchange Act and/or is not listed or admitted for trading on a national securities exchange or national quotation system, the value of one share of Common Stock as determined by independent appraisal at the expense of the Corporation; and (b) if the Common Stock is registered under the Exchange Act and is listed or admitted for trading on a national securities exchange or national quotation system, the average of the closing prices of the Common Stock for the ten (10) consecutive trading days (or, if the Common Stock has been registered under the Exchange Act for less than ten (10) consecutive trading days, for all of the days that the Common Stock has been so registered) ending on the day immediately preceding the day on which Current Market Price is being determined. The closing price for each such trading day shall mean the last reported sale price or, if no such sale takes place on any such day, the closing bid price, in either case as reported for consolidated transactions on the principal national securities exchange or national quotation system on which such security is listed or admitted for trading.

“Director” shall mean a member of the Board of Directors.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Holder” shall mean the record holder of one or more shares of Class A Preferred Stock, as shown on the books and records of the Corporation.

“Initial Issue Date” shall mean the date that shares of Class A Preferred Stock are first issued by the Corporation.

“Invested Amount” per share of Class A Preferred Stock shall mean ten dollars ($10.00), as the same may be adjusted for stock splits, stock dividends (including PIK Dividends), combinations, recapitalizations, reorganizations and like occurrences affecting the Class A Preferred Stock after the Initial Issue Date.

“Junior Stock” shall mean the Common Stock or other Capital Stock of the Corporation, and any other class of preferred stock established by the Board of Directors of the Corporation that by its terms is junior to the Class A Preferred Stock as to payment of dividends, as to redemption rights and/or as to the distribution of assets upon liquidation, dissolution or winding up.

“Liquidation” shall have the meaning set forth in Subsection 3(a) of this Section C.

“Liquidation Preference” shall have the meaning set forth in Subsection 3(a) of this Section C.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other legal entity.

“PIK Dividends” shall have the meaning set forth in Subsection 2(b) of this Section C.

“PIK Dividends Payment Date” shall mean November 1 and May 1 of each year.

“Rating Agency” shall have the meaning set forth in Subsection 4(b) of this Section C.

“Record Date” shall mean (i) with respect to the payment of any PIK Dividend, September 15 and April 15 of each year, and (ii) with respect to the payment of any other dividend or any other distribution or any Liquidation Preference, the date designated in advance by the Board of Directors as the record date for determining the Holders entitled to such payment or, if not so designated, the date that is fifteen (15) days prior to the date of such payment; provided, however, that such Record Date for any such other dividend, distribution or Liquidation Preference shall not be more than thirty (30) days nor less than fifteen (15) days prior to (i) with respect to the payment of any dividend or distribution, the date designated by the Board of Directors for the payment of such dividend or (ii) with respect to the payment of a Liquidation Preference, the date of such Liquidation.

“Redemption Date” shall have the meaning set forth in Subsection 4(b)(iii) of this Section C.

“Redemption Price” shall mean a price per share of Class A Preferred Stock equal to the Invested Amount per share of Class A Preferred Stock plus accrued and unpaid dividends to the date of redemption.

“Rights Offering” shall have the meaning set forth in Subsection 5(g)(iv) of this Section C.

“Sale or Merger” shall have the meaning set forth in Subsection 4(a)(v) of this Section C.

“Subsidiary” shall mean, with respect to any Person, any other Person, whether or not incorporated, of which at least a majority of the Capital Stock or similar equity interests having, by its terms, ordinary voting or other power to elect or appoint members of the Board of Directors, or other persons performing similar functions with respect to such other Person, are held, directly or indirectly, by such first Person.

Section 2.  Dividends.

(a)  Holders of the Class A Preferred Stock shall be entitled to dividends which shall accrue and be cumulative, whether or not declared by the Board of Directors, from and after the Initial Issue Date or, with respect to Class A Preferred Stock not issued on the Initial Issue Date, from and after the date that the applicable shares of Class A Preferred Stock are issued by the Corporation, at the rate of 10% per annum and shall be paid semi-annually in arrears.

(b)  Dividends on the Class A Preferred Stock shall be paid on each PIK Dividend Payment Date in additional fully paid and nonassessable shares of Class A Preferred Stock legally available for such purpose, at the rate of one such share of Class A Preferred Stock for every twenty (20) shares of Class A Preferred Stock held by a Holder as of the Record Date for the payment of such dividend (such dividends paid in kind being herein called “PIK Dividends”). The issuance of such PIK Dividends in such amount shall constitute full payment of such dividend. The Corporation shall not issue fractional shares of Class A Preferred Stock to which Holders may become entitled pursuant to this Subsection 2(b), but in lieu thereof, the Corporation shall deliver a check in an amount in cash equal to the applicable fraction of the Invested Amount per share of Class A Preferred Stock; provided, however, that if the Common Stock has been registered under the Exchange Act and is listed or admitted for trading on a national securities exchange or national quotation system, the amount of such check shall instead equal the applicable fraction of the Current Market Price of the shares of Common Stock into which one share of Class A Preferred Stock may be converted as of the Record Date for the payment of such dividend. Any additional shares of Class A Preferred Stock issued pursuant to this Subsection 2(b) shall be duly authorized, validly issued, fully paid and non-assessable upon issuance by the Corporation and free and clear of all liens, claims, encumbrances, taxes, rights (including, without limitation, preemptive or similar rights) and taxes of any kind or nature, governed by this Certificate of Incorporation and subject in all respects, except as to the date of issuance and date from which dividends accrue and are cumulative as set forth above, to the same terms as the shares of Class A Preferred Stock originally issued hereunder.

(c)  The Corporation shall, at all times, keep authorized a sufficient number of shares of Class A Preferred Stock to pay any PIK Dividends which shall accrue from time to time pursuant to Subsection 2(b) of this Section C. If the number of authorized shares of Class A Preferred Stock shall be insufficient to permit payment in full to the Holders of the full amounts of PIK Dividends to which they are then entitled, then the number of such shares available for payment of PIK Dividends shall be distributed ratably among all such Holders in proportion to the full amounts to which they would otherwise be respectively entitled if the PIK Dividends were paid in full, and the stockholders of the Corporation and the Board of Directors shall promptly use their reasonable best efforts to authorize a sufficient number of additional shares of Class A Preferred Stock to pay the full amounts of all such PIK Dividends.

Section 3.  Liquidation.

(a)  Generally. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation or such of the Corporation’s Subsidiaries, the assets of which constitute all or substantially all of the assets of the Corporation and its Subsidiaries taken as a whole (each, a “Liquidation”), the Holders of Class A Preferred Stock shall be entitled, before any payment or distribution shall be made to the holders of Junior Stock, from any funds legally available for distribution to stockholders, an amount in cash per share equal to the sum of an amount equal to the Invested Amount per share of Class A Preferred Stock plus dividend thereon; provided, however, that if a fraction of a share of Class A Preferred Stock has accrued to a Holder, the Corporation shall pay to such holder an amount equal to the applicable fraction of the Invested Amount per share of Class A Preferred Stock; provided, further, that if the Common Stock has been registered under the Exchange Act and is listed or admitted for trading on a national securities exchange or national quotation system, the amount of any accrued but unpaid fractional PIK Dividend shall instead equal the applicable fraction of the Current Market Price of the shares of Common Stock into which one share of Class A

 Preferred Stock may be converted as of the Record Date for the payment of such distribution (such sum, the “Liquidation Preference”).

(b)  Insufficient Funds. If, upon any Liquidation or Sale or Merger to which Subsection 4(a) of this Section C applies, the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Preference per share, then the assets of the Corporation shall be ratably distributed among the Holders in proportion to the full amounts to which they would otherwise be respectively entitled if the Liquidation Preference was paid in full.

(c)  Participation. After the payment or setting apart for payment of the full amount of the Liquidation Preference to the Holders pursuant to Subsection 3(a) of this Section C, all remaining assets and surplus funds shall be distributed to the holders of Common Stock and the Holders of Class A Preferred Stock on a pro rata basis as though such Holders of Class A Preferred Stock were the holders of the number of shares of Common Stock into which such shares of Class A Preferred Stock were convertible as of the Record Date for the payments of such Liquidation Preference.

Section 4.  Offer to Purchase by the Corporation; Redemption by the Corporation.

(a)  Sale or Merger Triggers an Offer to Purchase by the Corporation.

(i)  In the event of any Sale or Merger, the Corporation shall offer, no later than thirty (30) days after the consummation of the Sale or Merger, to purchase all shares of Class A Preferred Stock from the Holders who elect to sell such shares pursuant to the terms of Subsection 4(a)(iii) of this Section C at a price (the “Company Purchase Price”) equal to the Invested Amount plus any accrued but unpaid dividends, if any, to, but not including, the date of Sale or Merger is consummated (the “Consummation Date”). Such purchase shall be consummated on the date (the “Purchase Date”) that is one hundred twenty (120) days after the Consummation Date, or if such date is not a Business Day, then on the next succeeding Business Day.

(ii)  The Corporation shall mail to each Holder a notice of the occurrence of a Sale or Merger and of the offer to purchase of the Corporation arising as a result thereof, including (A) the purchase price being offered by the Corporation pursuant to Subsection 4(a)(i) of this Section C, (B) the last date on which the Holder may accept such offer, and (C) the address of the principal office of the Corporation where such shares of Class A Preferred Stock may be submitted by the Holder for purchase by the Corporation. No defect in any such notice or in the mailing thereof shall affect the validity of the offer to purchase by the Corporation.

(iii)  For the Holder to accept such offer to purchase, the Corporation must receive the stock certificates representing such shares of Class A Preferred Stock, together with a written notice of acceptance (the “Acceptance Notice”), on or before the Purchase Date. The Acceptance Notice shall indicate that such Holder accepts the Corporation’s offer to purchase and shall specify the numbers of the stock certificates and the number of shares which the Holder is delivering to be purchased pursuant to this Subsection 4(a), and such certificates shall be delivered to the Corporation together with the Acceptance Notice.

(iv)  The Corporation shall purchase from a Holder, pursuant to this Subsection 4(a), the shares of Class A Preferred Stock duly specified in an Acceptance Notice. Any purchase contemplated by the provisions of this Subsection 4(a) shall be consummated on the Purchase Date. Following the payment of the Company Purchase Price, all rights of the Holders with respect to shares of Class A Preferred Stock so purchased shall terminate. Nothing herein shall preclude the withholding of any tax required by law or regulation. All questions as to the validity, eligibility (including time of receipt) and acceptance of any shares of Class A Preferred Stock for purchase shall be determined by the Corporation, whose determination shall be final and binding.

(v)  Sale or Merger Defined. For purposes of this Certificate of Incorporation, a “Sale or Merger” shall mean any of the following: (A) the merger, reorganization or consolidation of the Corporation into or with another corporation or other entity or other acquisition of, or business combination involving, the Corporation in which the stockholders of the Corporation immediately preceding such merger, reorganization, consolidation, acquisition or combination (solely by virtue of their shares or other securities of the Corporation) shall own fifty percent (50%) or less of the voting securities of the surviving entity; (B) the sale, transfer or lease, whether in a single transaction or pursuant to a series of related transactions or plan, of all or substantially all the assets of the Corporation; or (C) the sale, transfer or lease, whether in a single transaction or pursuant to a series of related transactions or plan and whether by merger, reorganization, consolidation, acquisition, combination or otherwise, of the Corporation’s Subsidiaries or the assets thereof, the assets of which constitute all or substantially all of the assets of the Corporation and such Subsidiaries taken as a whole; provided, however, that a transaction exclusively between or among the Corporation and/or one or more entities which are controlled by or under common control with the Corporation shall be excluded from this definition of Sale or Merger.

(vi)  The Corporation shall not enter into any Sale or Merger as defined in Subsection 4(a)(v)(A) of this Section C as a result of which the Corporation is not the surviving entity, unless the surviving entity of such merger, reorganization, consolidation, acquisition or business combination expressly assumes, mutatis mutandis, the terms and provisions of this Subsection 4(a) with respect to the outstanding shares of Class A Preferred Stock.

(vii)  No shares of Class A Preferred Stock may be purchased pursuant to this Subsection 4(a) except with funds legally available for the payment of the Company Purchase Price.

(viii)  All shares of Class A Preferred Stock purchased by the Corporation pursuant to this Subsection 4(a) shall be retired and shall be restored to the status of authorized and unissued shares of Class A Preferred Stock.

(b)  Redemption at the Election of the Corporation.

(i)  By delivering notice to the Holders of the Class A Preferred Stock by overnight courier, the Corporation may, in the manner hereinafter provided, at any time, in whole or from time to time in part, redeem, out of the funds legally available therefor, the shares of the Class A Preferred Stock for an amount per share equal to the Redemption Price; provided, however, that the Corporation may not so redeem shares of Class A Preferred Stock except with the proceeds of the sale of Common Stock or the proceeds of the issuance of indebtedness; provided, further, however, that no proceeds of indebtedness may be utilized to pay such Redemption Price unless (A) the Corporation’s general corporate credit is rated by Moody’s Investor Service, Standard & Poor’s, Fitch Ratings Ltd. or Duff & Phelps, LLC (each, a “Rating Agency”) at the time of the redemption and (B) each Rating Agency that maintains a rating for the Corporation’s general corporate credit at the time of such redemption confirms in writing that such redemption will not result in a downgrade, qualification or withdrawal of such rating as it exists at the time of the redemption.

(ii)  If less than all of the shares of Class A Preferred Stock then outstanding are to be redeemed pursuant to this Subsection 4(b), the particular shares to be redeemed shall be selected not more than sixty (60) days prior to the Redemption Date by the Corporation, from the outstanding shares of Class A Preferred Stock not previously called for redemption, in compliance with the principal securities exchange, if any, on which such shares are listed, or, if such shares are not so listed, on a pro rata basis, by lot or by such other method that the Corporation shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided, however, that no fractional shares of Class A Preferred Stock shall be redeemed in any such partial redemption. For the purposes of this Subsection 4(b), unless the context requires otherwise, all provisions relating to redemption of the shares of Class A Preferred Stock shall relate, in the case of any redemption of less than all of the Class A Preferred Stock then outstanding, to the portion of such shares which has been or is to be redeemed.

(iii)  Before redeeming any shares of Class A Preferred Stock pursuant to this Subsection 4(b), the Corporation shall mail by overnight courier to each person who, at the date of such mailing, shall be a registered Holder of shares of Class A Preferred Stock to be redeemed, notice of such redemption. Such notice shall be addressed to the last address of such Holder as it appears on the records of the Corporation, or in the event of the address of any such Holder does not appear on the records of the Corporation, then to the last address of such Holder known to the Corporation, at least thirty (30) days but no more than sixty (60) days before the date specified therein for redemption (the “Redemption Date”). No defect in any such notice or in the mailing thereof shall affect the validity of a redemption. Such notice shall set out the Redemption Price, the Redemption Date, and, if less than all outstanding shares of Class A Preferred Stock are to be redeemed, the number of shares of Class A Preferred Stock to be redeemed. On the Redemption Date, the Corporation shall pay or cause to be paid the aggregate Redemption Price in cash to the registered Holders of the shares of Class A Preferred Stock on presentation and surrender of the certificates for the shares of Class A Preferred Stock so called for redemption at the registered office of the Corporation or at such other place or places as may be specified in such notice, and the certificates for such shares of Class A Preferred Stock shall thereupon be cancelled, and the shares of Class A Preferred Stock represented thereby shall thereupon be redeemed. If a certificate represents shares of Class A Preferred Stock which are being redeemed only in part (pursuant to the provisions of this Subsection 4(b)), the Corporation shall, upon the presentation and surrender of such certificate by the Holder of such certificate, deliver to such Holder a new stock certificate representing the number of shares equal to the number of shares of Class A Preferred Stock which had been represented by the certificate so surrendered, but were not called for redemption. If a Holder, a portion of whose shares of Class

A Preferred Stock have been called for redemption, converts (pursuant to Subsection 5 of this Section C) a portion of his shares of Class A Preferred Stock, the converted portion will be deemed to have been from the portion selected for redemption. In the event of any partial redemption, the Corporation will not be required to (i) issue, register the transfer of or exchange any certificate representing shares of Class A Preferred Stock during the period beginning at the opening of business fifteen (15) days before the selection of the shares called for redemption and the close of business on the earliest date on which the notice of redemption is deemed to have been given to all Holders of shares of Class A Preferred Stock to be so redeemed, or (ii) register the transfer or exchange of any certificate representing shares which have been so selected for redemption, in whole or in part, except with respect to the unredeemed portion of the certificate which represents shares of Class A Preferred Stock that are being redeemed only in part. From and after the Redemption Date, the holders of such tendered shares of Class A Preferred Stock shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the Holders thereof, except the right to receive the Redemption Price for each share of Class A Preferred Stock being redeemed, unless payment of the Redemption Price for each such share shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the Holders of such shares shall remain unaffected. Any successor in interest to shares of Class A Preferred Stock which have been tendered for redemption by the Holder of such Class A Preferred Stock pursuant to the terms of this Subsection 4(b) agrees to be bound by the provisions of such redemption.

(iv)   All shares of Class A Preferred Stock redeemed pursuant to this Subsection 4(b) shall be retired and shall be restored to the status of authorized and unissued shares of Class A Preferred Stock.

Section 5.  Conversion.

(a)  Right to Convert. Each Holder shall have the right, at any time and from time to time, without the payment of any additional consideration, at such Holder’s option, to convert all or any portion of its shares of Class A Preferred Stock into shares of Common Stock, at the Conversion Rate calculated as of the close of business on the Conversion Date; provided, however, such right to convert shall expire at the close of business on the Business Day immediately preceding any Redemption Date.

(b)  Mandatory Conversion. Each share of Class A Preferred Stock then outstanding shall automatically convert into shares of Common Stock on the second anniversary of the Initial Issue Date, at the Conversion Rate calculated as of the close of business on such day or if such day is not a Business Day, as of the close of business on the next preceding Business Day. On and after such date, each Holder will be entitled to deliver the certificates representing such Holder’s shares of Class A Preferred Stock and receive in exchange therefor certificates for shares of Common Stock in accordance with the terms of this Subsection 5 as if such date of mandatory conversion was the Conversion Date. From and after such date of mandatory conversion, the Holders of the Class A Preferred Stock shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the Holders thereof, except the right to receive shares of Common Stock at the Conversion Rate calculated as aforesaid.

(c)  Mechanics of Conversion. The right of conversion attaching to any share of Class A Preferred Stock may be exercised by the Holder thereof by delivering the certificate representing such share of Class A Preferred Stock to be converted, duly endorsed, to the Corporation, at its principal office or at the office of any transfer agent for the Common Stock, and shall give written notice to the Corporation at such office of the name or names in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued, if different from the name shown on the books and records of the Corporation. The “Conversion Date” will be the date on which the duly signed and completed notice of conversion is so delivered. The Corporation shall, as soon as practicable thereafter and in no event later than seven (7) days after the delivery of said certificates, issue and deliver to such Holder (i) at the Holder’s request, either one certificate or a number of certificates totaling the number of full shares of Common Stock issuable upon such conversion, together with payment in cash, determined as provided below, in lieu of any fraction of a share and (ii) if less than the full number of shares of Class A Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares of Class A Preferred Stock evidenced by such surrendered certificate or certificates less the number of shares of Class A Preferred Stock converted. Such certificate or certificates shall be delivered by the Corporation to the appropriate Holder by mail to the Holder at its addresses set forth in the register of Holders maintained by the Corporation or to such other person or address as specified in such notice of conversion. A Holder entitled to receive the shares of Common Stock issuable upon a conversion pursuant to this Subsection 5 shall be treated for all purposes as the record holder of such shares of Common Stock as of the Conversion Date.

(d)  Fractional Shares. The Corporation shall not issue a fractional share of Common Stock upon conversion of Class A Preferred Stock, and any shares of Class A Preferred Stock surrendered for conversion that would otherwise result in a fractional share of Common Stock shall be redeemed at (i) if the Common Stock is registered under the Exchange Act, then at the Current Market Price in effect on the conversion date, or (ii) otherwise, the Conversion Price per share in effect on the Conversion Date, payable as promptly as practicable out of funds legally available therefor, after aggregating all fractional shares that otherwise would be payable to a Holder of any shares of Class A Preferred Stock and rounding to the nearest cent.

(e)  Taxes. A Holder delivering Class A Preferred Stock for conversion will not be required to pay any taxes or duties in respect of the issue or delivery of Common Stock on conversion but will be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the shares of Common Stock in a name other than that of the Holder of the Class A Preferred Stock surrendered for conversion. Certificates representing shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid.

(f)  Reservation of Shares for Conversion. The Corporation has reserved and shall at all times continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury a sufficient number of its shares of Common Stock to permit the conversion in full of all shares of Class A Preferred Stock from time to time outstanding, assuming that such conversion took place at the Conversion Rate then in effect, and such shares shall be duly authorized, validly issued, fully paid and nonassessable and free of any and all liens, claims, encumbrances and rights, including but not limited to preemptive or similar rights and taxes, other than liens, claims, encumbrances and rights placed thereon by the Holder of such Class A Preferred Stock or persons claiming by, through or for such Holder. The Corporation shall take all commercially reasonable steps to comply with all securities laws regulating the offer, issuance and delivery of shares of Common Stock upon conversion of Class A Preferred Stock.

(g)  Adjustments Relating to Conversion.

(i)  Adjustment for Subdivisions or Combinations of Common Stock. In the event the Corporation at any time or from time to time after the Initial Issue Date effects a subdivision (including by declaration of a dividend payable in shares of Common Stock) or combination of the outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of the outstanding Class A Preferred Stock, then, and in each such event, the Conversion Price in effect immediately prior to such subdivision or combination shall be decreased proportionately (and the corresponding Conversion Rate shall be increased proportionately) in the case of a subdivision and increased proportionately (and the corresponding Conversion Rate shall be decreased proportionately) in the case of a combination, effective at the close of business on the record date for each such subdivision or combination.

(ii)  Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or other entity or any proposed reorganization, recapitalization or reclassification (other than a reclassification of the Common Stock from par to no par value or vice-versa) of the Corporation, including but not limited to a Sale or Merger (except a transaction for which provision for adjustment is otherwise made in this Subsection 5), each share of Class A Preferred Stock shall thereafter be convertible into the number and kind of shares of stock or other securities, property or assets (including cash) to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Class A Preferred Stock immediately prior to such consolidation, merger, reorganization, recapitalization, reclassification or Sale or Merger would have been entitled upon such consolidation, merger, reorganization, recapitalization, reclassification or Sale or Merger; and, in any such case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the Holders, to the end that the provisions set forth herein (including, but not limited to, provisions with respect to changes in and other adjustments of the applicable Conversion Price and Conversion Rate of Class A Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any shares of stock, securities, property or assets (including cash) thereafter deliverable upon the conversion of the Class A Preferred Stock. The Corporation shall not effect any such consolidation, merger, reorganization, recapitalization, reclassification or Sale or Merger unless prior to or simultaneously with the consummation thereof the successor corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the Holders such shares of stock, securities, properties or assets (including cash) as, in accordance with the foregoing provisions, such Holder is entitled to receive.

(iii)  Adjustment for Distributions of Assets, Debt Securities, etc. Unless the Holders of Class A Preferred Stock receive such dividend or distribution on the outstanding shares of Class A Preferred Stock as if such shares were fully converted on the date immediately preceding the record date for such dividend or distribution, if the Corporation declares a dividend or other distribution to all holders of its Common Stock payable in any of its property or assets (including cash), debt securities or any rights to purchase debt securities, preferred stock or other securities of the Corporation (other than as specified in Subsection 5(g)(i) or Subsection 5(g)(iv) of this Section C), the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Record Date for such dividend or distribution by a fraction, (x) the numerator of which is (i) the Current Market Price on the Record Date for such dividend or distribution minus (ii) the fair market value on such Record Date of such property, assets (including cash), debt securities or rights applicable to one share of Common Stock, as reasonably determined by the Board of Directors in good faith, and (y) the denominator of which is the Current Market Price at the close of business on the day immediately prior to the Record Date for such dividend or distribution. The adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective at the close of business on the Record Date for the determination of stockholders entitled to receive such dividend or distribution.

(iv)  Adjustments for Rights Offerings. In the event that the Corporation at any time or from time to time after the Initial Issue Date shall issue rights, options or warrants to all or substantially all holders of the Common Stock entitling them to subscribe for or purchase shares of Common Stock or Common Stock Equivalents for a “per share consideration” (as defined below in Subsection 5(g)(v) of this Section C) less than the Current Market Price per share of Common Stock (a “Rights Offering”), the Conversion Price shall be adjusted so that the same shall equal the Conversion Price (calculated to the nearest cent) determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date fixed for determination of the holders of Common Stock entitled to receive such rights, options or warrants (prior to any adjustment in accordance with this Subsection 5(g)(iv)) by a fraction of which (A) the numerator shall be the number of shares of Common Stock outstanding on such Record Date plus the number of shares which the aggregate offering price of the total number of additional shares of Common Stock so offered would purchase at the Current Market Price per share of Common Stock on such Record Date, and (B) the denominator shall be the number of shares of Common Stock outstanding on such Record Date plus the number of shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights, options or warrants are issued, and shall become effective immediately after the close of business on the Record Date for the determination of stockholders entitled to receive such rights, options or warrants. If such rights, options or warrants are not so issued, the Conversion Price shall be immediately readjusted to the Conversion Price which would then be in effect if such Record Date for the determination of stockholders entitled to receive such rights, options or warrants had not been fixed. To the extent that such rights, options or warrants are issued but not exercised and shares of Common Stock or Common Stock Equivalents are not delivered after the expiration of such Rights Offering, the Conversion Price shall immediately be readjusted to the Conversion Price which would then be in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock or Common Stock Equivalents actually delivered.

(A)	Upon each issuance of rights, options or warrants for Common Stock or for Common Stock Equivalents that are exercisable,

exchangeable or convertible without further consideration into Common Stock, the Conversion Price shall be adjusted as provided in this Subsection 5(g)(iv) on the basis that the shares of Common Stock or Common Stock Equivalents (and the Common Stock issuable upon exercise, exchange or conversion of such Common Stock Equivalents) are deemed to have been issued on the date of issuance of the rights, options or warrants to subscribe for or purchase such Common Stock or Common Stock Equivalents, and the aggregate consideration received by the Corporation for such rights, options or warrants or upon the exercise thereof shall be deemed to have been received for such shares of Common Stock or Common Stock Equivalents.

(B)
Upon each issuance of rights, options or warrants for Common Stock Equivalents that are exercisable, exchangeable or convertible upon the payment of additional consideration, the Conversion Price shall be adjusted as provided in this Subsection 5(g)(iv) on the basis that the Common Stock Equivalents (and the Common Stock issuable upon exercise, exchange or conversion of such Common Stock Equivalents) are deemed to have been issued on the date of issuance of such rights, options or warrants, and the aggregate consideration received by the Corporation on such issuance plus the consideration to be received by the Corporation on the exercise of such rights, options or warrants and upon the exercise, exchange or conversion of such Common Stock Equivalents shall be deemed to have been received for such Common Stock Equivalents (and the Common Stock issuable upon conversion, exchange or exercise of such Common Stock Equivalents).

(C)
Once any additional shares of Common Stock or Common Stock Equivalents have been treated as having been issued for the purpose of this Subsection 5(g)(iv), they shall be deemed as issued and outstanding shares of Common Stock whenever any subsequent calculations must be made pursuant to this Subsection 5(g); provided that on the termination of any rights to exercise, exchange or convert such Common Stock Equivalents on account of which an adjustment in the Conversion Price has been made previously pursuant to this Subsection 5(g)(iv), such Conversion Price shall forthwith be readjusted to the Conversion Price as would have obtained had the adjustment made upon the issuance of such rights, options or warrants been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise, exchange or conversion of such Common Stock Equivalents; provided, however, that no such adjustment of the Conversion Price pursuant to this Subsection 5(g)(iv)(C) shall affect shares of Common Stock previously issued upon conversion of Class A Preferred Stock.

(D)
The foregoing notwithstanding, no adjustment of the Conversion Price and the Conversion Rate shall be made pursuant to this Subsection 5(g)(iv) as a result of the issuance of any shares of Common Stock upon the conversion of shares of Class A Preferred Stock.

(v)  Adjustment of Conversion Rate for Diluting Issues. Except as otherwise provided in this Subsection 5(g)(v), in the event, and each time, that the Corporation sells or issues any Common Stock or Common Stock Equivalents following the Initial Issue Date (but excluding any issuance or sale pursuant to a management compensation plan approved by the Board of Directors and excluding the issuance or sale of any Common Stock or Common Stock Equivalents in a transaction described in Subsection 5(g)(iv) of this Section C or pursuant to which the Conversion Price and Conversion Rate are adjusted under Subsection 5(g)(i) or Subsection 5(g)(ii) of this Section C), at a per share consideration less than the Conversion Price then in effect, then the Conversion Price shall be adjusted as provided in this Subsection 5(g)(v), and the Conversion Rate shall be appropriately adjusted.

For purposes of this Subsection 5(g)(v) and Subsection 5(g)(iv) of this Section C, the “per share consideration” with respect to the sale or issuance of any Common Stock or any Common Stock Equivalents shall be the price per share received by the Corporation after deducting any fees or commissions or transaction costs relating to such sale or issuance. With respect to the sale or issuance of Common Stock Equivalents that are exercisable or exchangeable for or convertible into Common Stock without further consideration, the per share consideration shall be determined by dividing the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Common Stock issuable upon the exercise, exchange or conversion of such Common Stock Equivalents into the aggregate consideration received by the Corporation upon the sale or issuance of such Common Stock Equivalents after deducting any fees or commissions or transaction costs relating to such sale or issuance. With respect to the issuance of Common Stock Equivalents that are exercisable, exchangeable or convertible upon the payment of additional consideration, the per share consideration shall be determined by dividing the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Common Stock issuable upon exercise, exchange or conversion of such Common Stock Equivalents into the sum of (1) aggregate consideration received by the Corporation upon the sale or issuance of such Common Stock Equivalents after deducting any fees or commissions or transaction costs relating to such sale or issuance, and (2) the minimum total consideration receivable by the Corporation upon the exercise, exchange or conversion of such Common Stock Equivalents. The issuance of Common Stock or Common Stock Equivalents for no consideration shall be deemed to be an issuance at a per share consideration of $.01. In connection with the sale or issuance of Common Stock and/or Common Stock Equivalents, in whole or in part, for non-cash consideration, the value of non-cash consideration shall be determined by the Board of Directors of the Corporation in good faith.

Upon each sale or issuance of any Common Stock or Common Stock Equivalents for a per share consideration less than the Conversion Price as in effect on the date of such issuance, the Conversion Price as in effect on such date shall be reduced to a price (calculated to the nearest cent) determined by multiplying the Conversion Price in effect on the date of and immediately prior to such issuance by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such sale or issuance and (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation in the issuance for the total number of additional shares of Common Stock so issued after deducting any fees or commissions or transaction costs relating to such sale or issuance would purchase at the Conversion Price in effect on the date and immediately prior to such sale or issuance; and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such sale or issuance and (y) the number of such shares of Common Stock so issued.

(A)
Upon each sale or issuance of Common Stock Equivalents that are exercisable, exchangeable or convertible without further consideration into Common Stock, for a per share consideration less than the Conversion Price as in effect on the date of such sale or issuance, the Conversion Price shall be adjusted as provided in this Subsection 5(g)(v) on the basis that the additional shares of Common Stock are deemed to have been issued on the date of sale or issuance of the Common Stock Equivalents, and the aggregate consideration received by the Corporation for such Common Stock Equivalents shall be deemed to have been received for such additional shares of Common Stock.

(B)
Upon each sale or issuance of Common Stock Equivalents that are exercisable, exchangeable or convertible upon the payment of additional consideration for a per share consideration less than the Conversion Price as in effect on the date of such issuance, the Conversion Price shall be adjusted as provided in this Subsection 5(g)(v) on the basis that the shares of Common Stock are deemed to have been issued on the date of issuance of such Common Stock Equivalents, and the aggregate consideration received and receivable by the Corporation on exercise, exchange or conversion of such Common Stock Equivalents shall be deemed to have been received for such shares of Common Stock.

(C)
Once any additional shares of Common Stock have been treated as having been issued for the purpose of this Subsection 5(g)(v), they shall be deemed as issued and outstanding shares of Common Stock whenever any subsequent calculations must be made pursuant to this Subsection 5(g); provided that on the termination of any rights to exercise, exchange or convert such Common Stock Equivalents on account of which an adjustment in the Conversion Price has been made previously pursuant to this Subsection 5(g)(v), such Conversion Price shall forthwith be readjusted to the

Conversion Price that would have obtained had the adjustment made upon the issuance of such Common Stock Equivalents been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise, exchange or conversion of such Common Stock Equivalents; provided, however, that no such adjustment of the Conversion Price pursuant to this Subsection 5(g)(v)(C) shall affect shares of Common Stock previously issued upon conversion of Class A Preferred Stock.

(D)
The foregoing notwithstanding, no adjustment of the Conversion Price and the Conversion Rate shall be made pursuant to this Subsection 5(g)(v) as a result of the issuance of any shares of Common Stock upon the conversion of shares of Class A Preferred Stock.

(vi)  De Minimis Adjustments. No adjustment to the Conversion Price (and, thereby, the Conversion Rate) shall be made if such adjustment would result in a change in the Conversion Price of less than $.05. Any adjustment of less than $.05 that is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment that, on a cumulative basis, results in an adjustment of $.05 or more in the Conversion Price.

(vii)  Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Subsection 5(g), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder a certificate signed by the Chief Financial Officer of the Corporation and setting forth a calculation of such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based. Absent manifest error, such calculation shall be final and binding on the Corporation and each Holder. The Corporation shall, upon the written request at any time of any Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (A) such adjustments and readjustments, (B) the Conversion Price and the Conversion Rate at that time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other securities, property or assets (including cash) that at that time would be received upon the conversion of one share of Class A Preferred Stock.

(h)  Other Matters Relating to Conversion.

(i)  No Impairment.

(A)
The Corporation shall not, by amendment of its Certificate of Incorporation, or by-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all the provisions of this Subsection 5 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders set forth herein against impairment.

(B)
If any event, circumstance, condition or transaction shall occur as to which the provisions of this Subsection 5 relating to adjustments and readjustments (the “Anti-Dilution Provisions”) are not strictly applicable but as to which the failure to make any adjustment would adversely affect the rights of the Holders in accordance with the essential intent and principles of the Anti-Dilution Provisions or, if the Anti-Dilution Provisions are strictly applicable, but the Anti-Dilution Provisions as applied would not fairly protect the rights of the Holders in accordance with the essential intent and principles of the Anti-Dilution Provisions, then, in each such case, the Board of Directors of the Corporation, in good faith, shall cause the Corporation to make such adjustments, on a basis consistent with the essential intent and principles of the Anti-Dilution Provisions, as are reasonable or necessary to preserve, without dilution, the rights of the Class A Preferred Stock.

(C)
The Anti-Dilution Provisions shall similarly apply to successive actions, activities, events, circumstances, conditions or transactions. If more than one of the Anti-Dilution Provisions would apply with respect to a particular action, activity, event, circumstance, condition or transaction, only the provision that would yield the most beneficial result for the Holders shall apply with respect to such action, activity, event, circumstance, condition or transaction, and no adjustment shall be made to the extent it is duplicative of another adjustment made hereunder. If any adjustment shall be made pursuant to the Anti-Dilution Provisions, such adjustment shall apply with respect to all shares of Class A Preferred Stock whether outstanding at such time or thereafter issued.

(ii)  Notices of Record Date. In the event of any taking by the Corporation of a record of the Holders for the purpose of determining the Holders who are entitled to receive any dividend or other distribution, any Common Stock Equivalents or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, property or assets (including cash), or to receive any other right, the Corporation shall mail to each Holder, at least thirty (30) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or rights. No defect in any such notice or in the mailing thereof shall affect the validity of the taking of such record.

(iii)  Integrated Transactions. In case any Common Stock Equivalent is issued in connection with the sale or issuance of other securities, property or assets of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Common Stock Equivalent by the parties thereto, the Common Stock Equivalent shall be deemed to have been issued without consideration.

(iv)  Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held shall be considered a sale or issuance of shares of Common Stock.

(v)  Registration or Listing. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Class A Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation, or otherwise, before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

(vi)  Retirement of Converted Shares. All shares of Class A Preferred Stock converted pursuant to this Subsection 5 shall be retired and shall be restored to the status of authorized and unissued shares of Class A Preferred Stock.

(vii)  Closing of Books. Except as otherwise provided herein, the Corporation will at no time close its transfer books against the transfer of any Class A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Class A Preferred Stock in any manner which interferes with the timely conversion of such Class A Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

(viii)  Adjustment of Other Securities. In the event that at any time, as a result of an adjustment made pursuant to this Subsection 5, the Holder of any share of Class A Preferred Stock shall become entitled to receive any securities of the Corporation other than shares of Common Stock, thereafter the securities so receivable upon conversion of any share of Class A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Subsection 5, and such provisions of this Subsection 5 shall apply on like terms to any such other securities.

Section 6.  Voting Rights.

(a)  The Holders shall be entitled to vote on the matters described in this Certificate of Incorporation and all other matters as provided by law.

(b)  The Holders shall be entitled to vote together with the holders of Common Stock on all matters on which holders of Common Stock are entitled to vote as one class, except as otherwise provided by law or by the express provisions of this Certificate of Incorporation. The Holders shall be entitled to a number of votes per share of Class A Preferred Stock equal to the number of whole shares of Common Stock into which such shares of Class A Preferred Stock are convertible in accordance with Subsection 5 of this Section C as of the record date for the determination of holders of Common Stock entitled to vote or consent to any action.

(c)  In addition to any vote or consent of stockholders required by law or the express provisions of this Certificate of Incorporation, the affirmative vote or written consent of the Holders that hold of record at least two-thirds (2/3) of the then outstanding shares of Class A Preferred Stock (voting as a separate class), given in person or by proxy, either in writing without a meeting or by vote at any meeting duly called and held for the purpose, shall be necessary to authorize, effect or validate any action which will cause or permit the Corporation to:

(i)    effect any Liquidation or Sale or Merger;

(ii)    effect an initial public offering of any equity security of the Corporation;

(iii)    increase or decrease the authorized number of shares of any class of equity security (including but not limited to Common Stock or Class A Preferred Stock) of the Corporation;

(iv)   alter the voting powers, designations, preferences, rights and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, granted to or imposed upon the Class A Preferred Stock;

(v)    create any stock option or purchase plan or other equity-based benefit plan or amend the same;

(vi)    authorize the creation or issuance of rights to purchase securities that rank senior to or pari passu with the Class A Preferred Stock with respect to the rights to receive dividends or other distributions (including, but not limited to, liquidation distributions) or payment upon redemption;

(vii)    increase or decrease the number of Directors constituting the whole Board of Directors;

(viii)      create any Subsidiary of the Corporation;

(ix)    effect any change to the Corporation’s Certificate of Incorporation or by-law after the Initial Issue Date; or

(x)     effect a dividend or distribution on the Corporation’s Capital Stock (other than the Class A Preferred Stock as provided in this Certificate of Incorporation) or a redemption or repurchase or other acquisition of shares of any of the Corporation’s Capital Stock (other than the Class A Preferred Stock as provided in this Certificate of Incorporation).

Section 7.  Ranking.

With regard to rights to receive dividends, redemption payments and distributions upon Liquidation, a Sale or Merger or bankruptcy, restructuring, reorganization or similar event affecting the Corporation, the Class A Preferred Stock shall rank senior to the Common Stock and any other Capital Stock or Common Stock Equivalents of the Corporation.

FIFTH.  Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

SIXTH.  Pursuant to Section 1123 of the Bankruptcy Code, notwithstanding any other provision contained herein to the contrary, the Corporation shall not issue non-voting equity; provided, however, that after the consummation of the plan of reorganization of the Corporation, nothing contained herein shall preclude the Corporation from amending the provisions of this Certificate of Incorporation in accordance with applicable law.

SEVENTH.  The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that the same are intended to be in furtherance and not in limitation or exclusion of the powers conferred by statute:

(A)    Election of Directors need not be by written ballot.

(B).       The Board of Directors shall have the power to adopt, amend or repeal by-laws of the Corporation, subject to the power of the stockholders of the Corporation to adopt by-laws and to amend or repeal by-laws adopted by the Board of Directors.

(C)    Except as may be otherwise provided by law or in this Certificate of Incorporation, the business and affairs of this Corporation shall be managed under the direction of the Board of Directors.

(D)    The number of Directors which shall constitute the Board of Directors shall be fixed by, or in the manner provided in, the by-laws. Each Director shall be elected to serve a term of one year, with each Director’s term to expire at the annual meeting next following the Director’s election as a Director. Notwithstanding the expiration of the term of a Director, the Director shall continue to hold office until a successor shall be elected and qualified. Any vacancies in the Board of Directors, by reason of an increase in the number of Directors or otherwise, shall be filled solely by the Board of Directors, by majority vote of the Directors then in office, though less than a quorum, and any Director so elected shall hold office until the next succeeding annual meeting of stockholders. Each Director chosen to fill a vacancy in the Board of Directors shall be elected to complete the term of office of the Director who is being succeeded.

(E)    Except as otherwise determined by the Board of Directors in establishing a series of preferred stock of the Corporation as to Directors elected by holders of such series, at any special meeting of the stockholders called at least in part for the purpose, any Director or Directors may, by the affirmative vote of the holders of at least a majority of the stock entitled to vote for the election of Directors, be removed from office for cause. The provisions of this Section E shall be the exclusive method for the removal of Directors.

(F)    Until such time as a Registration Statement of the Corporation filed pursuant to the Securities Act of 1933, as amended, relating to the capital stock of the Corporation is declared effective by the Securities and Exchange Commission (the “Effectiveness Date”), any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, if a written consent thereto is signed by the holders of outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present or represented by proxy and voted, and such written consent is filed with the minutes of proceedings of the stockholders. Commencing on the Effectiveness Date, any action required or permitted to be taken by the shareholders of the Corporation must be effected solely at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

EIGHTH.  Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of this Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the Delaware General Corporation Law shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

NINTH.  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provision of §279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation, as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

TENTH.  The Corporation may not, at any time, file a voluntary petition under Title 11 of the United States Code. The stockholders of the Corporation are expressly forbidden from amending or modifying this Article TENTH of the Certificate of Incorporation.

ELEVENTH.  The personal liability of the Directors is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of § 102 of the Delaware

General Corporation Law. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a Director, then the liability of a Director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

TWELFTH.

(A)    Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding, and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person; provided, however, that, except as provided in Section B of this Article TWELFTH, the Corporation shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article TWELFTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a Director or officer in his capacity as such in advance of the final disposition of any such action, suit or proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such Director or officer to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article TWELFTH or otherwise. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

(B)    If a claim under Section A of this Article TWELFTH is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including the Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(C)    The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article TWELFTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation (as it may be amended), the by-laws, agreement, vote of stockholders or disinterested Directors or otherwise.

(D)    The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(E)    Any amendment, repeal or modification of this Article TWELFTH shall not adversely affect any right or protection of a Director existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

THIRTEENTH.   The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.

FOURTEENTH.   Section 203 of the Delaware General Corporation Law shall not apply to the Corporation.

FIFTEENTH.    The effective date of the Amended and Restated Certificate of Incorporation is May 1, 2006.

IN WITNESS WHEREOF, said WCI STEEL ACQUISITION, INC. has caused this certificate to be signed by its President as of the 28th day of April, 2006.

        /s/ Cynthia Bezik
        Name: Cynthia Bezik
        Title:   President